                                                                    EXHIBIT 10.1

                       THIRD AMENDMENT TO LOAN AGREEMENT

     THIS THIRD AMENDMENT TO LOAN AGREEMENT (this "AMENDMENT"), is made and entered into as of the 26th day of April, 1996, by and among (i)(a) WOLVERINE TUBE, INC., a Delaware corporation with principal office and place of business in Huntsville, Alabama ("WOLVERINE TUBE"), and (b) WOLVERINE TUBE (CANADA) INC., an Ontario corporation with principal office and place of business in London, Ontario, Canada ("WOLVERINE CANADA") (Wolverine Tube and Wolverine Canada are hereinafter collectively referred to as the "BORROWERS", and each is hereinafter individually referred to as a "BORROWER"), (ii)(a) MELLON BANK, N. A., a national banking association with principal office and place of business in Pittsburgh, Pennsylvania ("MELLON BANK"), (b) PNC BANK, KENTUCKY, INC., a Kentucky banking corporation with principal office and place of business in Louisville, Kentucky ("PNC"), (c) BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, a national banking association with principal office and place of business in San Francisco, California ("BANK OF AMERICA"), and (d) THE BANK OF NOVA SCOTIA, a Canadian banking corporation with principal office and place of business in Toronto, Ontario, Canada ("BANK OF NOVA SCOTIA") (Mellon Bank,
PNC, Bank of America and Bank of Nova Scotia are each sometimes hereinafter individually referred to as a "BANK", and all of the same are sometimes hereinafter collectively referred to as the "BANKS"), and (iii) MELLON BANK,
N. A., in its capacity as agent for the Banks (in such capacity, the "AGENT").


                             Preliminary Statement:

     A. Pursuant to that certain Loan Agreement dated as of February 28, 1994, among the Borrowers, the Banks and PNC, as Initial Agent (in such capacity the "INITIAL AGENT"), as amended pursuant to that certain First Amendment to Loan Agreement dated as of November 23, 1994, among the Borrowers, the Banks and the Initial Agent and the Second Amendment to Loan Agreement dated as of April 5, 1995, among the Borrowers, the Banks, the Initial Agent and the Agent (collectively, the "LOAN AGREEMENT"), the Banks have established a revolving credit facility in the principal amount of Sixty Million U.S. Dollars ($60,000,000.00) in favor of the Borrowers upon the terms and conditions set forth in the Loan Agreement.

     B. The parties desire that certain changes be made in the respective amounts of the Revolving Loan Commitments of the Banks.

     C. In order to accomplish the foregoing and certain other amendments to the Loan Agreement, the Borrowers, the Banks and the Agent desire to amend the Loan Agreement in the manner set forth herein.

     NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants set forth herein, and for other good and valuable consideration, the mutuality, receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

     SECTION 1. DEFINITIONS. Each capitalized term used herein, unless otherwise expressly defined herein, shall have the meaning set forth in the Loan Agreement.

     SECTION 2. AMENDMENTS TO LOAN AGREEMENT. The Loan Agreement is hereby amended as set forth below in this Section 2.

     2.1 DEFINITIONS. Section 1 of the Loan Agreement is amended by deleting the definitions of "Applicable Commitment Fee Percentage", "Date of Determination", "Pricing Level I", "Pricing Level II", "Pricing Level III", "Pricing Level IV", "Pricing Level V", "Pricing Level Calculation Date", and by adding the following definitions:

           1.7 "Applicable Commitment Fee Percentage" means, for any Pricing Period, the Applicable Commitment Fee Percentage corresponding to the Pricing Level in effect for such Pricing Period, as follows:

                                                   Applicable Commitment
                Pricing Level                          Fee Percentage
                -------------                      ---------------------
                Pricing Level I                            0.375%
                Pricing Level II                           0.25%
                Pricing Level III                          0.20%
                Pricing Level IV                           0.15%
                Pricing Level V                            0.10%


           1.53 "Date of Determination" means (i) if a Rating is in effect, the date of the establishment of such Rating and the date of each change in such Rating or (ii) if no Rating is in effect, the date on which the quarterly financial statements referred to in Section 5.3(b) hereof are delivered to the Agent.

           1.63 "Applicable Federal Funds Rate Margin" means, for any Pricing Period, the applicable Federal Funds Rate Margin corresponding to the Pricing Level in effect for such Pricing Period, as follows:


                                                Applicable Federal
                Pricing Level                   Funds Rate Margin
                -------------                   -----------------
                Pricing Level I                        1.50%
                Pricing Level II                       1.25%
                Pricing Level III                      1.00%
                Pricing Level IV                       0.75%
                Pricing Level V                        0.50%


           1.89 "Pricing Level" means, for any Pricing Period, Pricing Level I, Pricing Level II, Pricing Level III, Pricing Level IV or Pricing Level V, as may be in effect for such Pricing Period.

           1.92 "Pricing Level I", "Pricing Level II", "Pricing Level III", "Pricing Level IV", and "Pricing Level V", shall mean:

            (i) If one or more Ratings are in effect, the Pricing Level set forth below with respect to such Ratings; provided, that on any date on which both Ratings are not in the same Pricing Level, then the Pricing Level resulting in the higher pricing shall apply; and

            (ii) If neither Rating is in effect, the Pricing Level set forth below with respect to the ratio of Wolverine Tube's Consolidated Total Funded Debt as measured on the Fiscal Quarter end immediately preceding the relevant Date of Determination, to Wolverine Tube's Consolidated EBITDA for the four-Fiscal Quarter period ended immediately preceding such Date of Determination;


                                                    Consolidated Total Funded
                     S&P Rating    Moody's Rating   Debt/Consolidated EBITDA
                     ----------    --------------   -------------------------
Pricing Level I     BB- or below    Ba3 or below    Equal to or greater than
- - ----------------                                    2.5 to 1


Pricing Level II    BB or higher    Ba2 or higher   Equal to or greater than
- - ----------------                                    2.0 to 1, but less than
                                                    2.5 to 1

Pricing Level III   BBB- or higher  Baa3 or higher  Equal to or greater than
- - -----------------                                   1.5 to 1, but less than
                                                    2.0 to 1

Pricing Level IV    BBB or higher   Baa2 or higher  Equal to or greater than
- - ----------------                                    1.0 to 1, but less than
                                                    1.5 to 1

Pricing Level V     A- or higher    A3 or higher    Less than 1.0 to 1
- - ---------------


           1.94 "Pricing Level Calculation Date" means (i) if a Rating is in effect, the date such Rating is established and the date of each change therein and (ii) if no Rating is in effect, each date on which the quarterly financial statements referred to in Section 5.3(b) hereof are delivered to the Agent.

           1.31 "Moody's" shall mean Moody's Investors Services, Inc., or any successor thereto.

           1.32 "Moody's Rating" means the rating assigned to Wolverine Tube's senior unsecured long term debt by Moody's, or if no such rating is assigned the "hypothetical senior long-term debt rating" assigned by Moody's to Wolverine Tube.

           1.33 "Ratings" shall mean the S&P Rating and/or the Moody's Rating. A Rating shall not be deemed to be in effect until Wolverine Tube has delivered to the Agent an irrevocable notice stating that the Borrower desires pricing under this Agreement to thereafter be determined with reference to the Ratings and that at least one Rating is in effect. Neither Borrower may, at any time after delivery of such notice, elect to have pricing determined with reference to the ratio of Consolidated Total Funded Debt to Consolidated EBITDA.

           1.34 "S&P" means Standard & Poor's Rating Services, or any successor thereto.

           1.35 "S&P Rating" means the rating assigned to Wolverine Tube's senior unsecured long term debt by S&P, or if no such rating is assigned, the "issuer credit rating" assigned by S&P to Wolverine Tube.

           2.2 COMMITMENTS. Each reference in the Preliminary Statements and in Sections 1.106, 2 and 2.1A to the amount "Sixty Million U.S. Dollars ($60,000,000)" is deleted and a reference to "Seventy-Five Million U.S. Dollars ($75,000,000)" is substituted.

           2.3 APPLICABLE LIBOR RATE MARGIN. The table set forth in Section 2.2A(ii) is deleted and the following is substituted:


                                                 Applicable LIBOR
                Pricing Level                       Rate Margin
                -------------                        ----------
                Pricing Level I                        1.00%
                Pricing Level II                       0.75%
                Pricing Level III                      0.50%
                Pricing Level IV                       0.375%
                Pricing Level V                        0.25%


                 2.4 APPLICABLE BANKERS' ACCEPTANCE FEE MARGIN. The table set forth in Section 2.6D(ii) is deleted and the following is substituted:


                                               Applicable Bankers'
                Pricing Level                 Acceptance Fee Margin
                -------------                 ---------------------
                Pricing Level I                        1.00%
                Pricing Level II                       0.75%
                Pricing Level III                      0.50%
                Pricing Level IV                       0.375%
                Pricing Level V                        0.25%


                 2.5 APPLICABLE LETTER OF CREDIT FEE PERCENTAGE. The table set forth in Section 2.12F(ii) is deleted and the following is substituted:


                                              Applicable Letter of
                Pricing Level                 Credit Fee Percentage
                -------------                 ---------------------
                Pricing Level I                        1.00%
                Pricing Level II                       0.75%
                Pricing Level III                      0.50%
                Pricing Level IV                       0.375%
                Pricing Level V                        0.25%


                 2.6 INDEBTEDNESS. Section 6.2(g) is amended and the following is substituted:

                 (g) Indebtedness not to exceed Twenty Million U.S. Dollars ($20,000,000) in principal amount (including capitalized interest) at any one time outstanding (which Indebtedness shall include Indebtedness of Wolverine Canada used on an annual basis to redeem certain of its stock owned by 1105836-Ontario Inc., a nonresident owned investment corporation incorporated under the laws of the Province of Ontario (the "NRO")).

                 2.7 INVESTMENTS, LOANS, ETC. Section 6.6 is amended by (a) deleting the "and" at the end of clause (ii), (b) deleting the period and substituting a semi-colon at the end of clause (iii) and (c) adding the following new clauses (iv) and (v):

                 (iv) The Indebtedness of Wolverine Canada referred to in the proviso of Section 6.2(g) may be purchased and held by the NRO, or by any other nonresident owned investment corporation formed for such purpose and incorporated under the laws of the Province of Ontario and wholly-owned by the NRO; and

                 (v) The capital contributions to the Subsidiaries referred to in Section 4.2 made prior to the date of the Third Amendment to this Agreement and capital contributions to the nonresident owned investment corporations incorporated after the date of the Third Amendment to this Agreement referred to in clause (iv) above, which capital contributions shall not be in excess of the capital contributions made to the NRO prior to the date of the Third Amendment to this Agreement.

                 2.8 TRANSACTIONS WITH AFFILIATES. Section 6.16 is amended by deleting the proviso and substituting the following:

                 provided, the provisions of this Section 6.16 shall not apply to (a) the management agreement between Wolverine Tube and Genstar or (b) the transactions described in the proviso to Section 6.2(g) or in Section 6.6(iv).

                 2.9  CONSOLIDATED TOTAL FUNDED DEBT TO CONSOLIDATED EBITDA.
Section 6.12 is deleted and the following is substituted:

                 6.12 Consolidated Total Funded Debt to Consolidated EBITDA. Wolverine Tube will not permit, as at each Fiscal Quarter end, the ratio of (a) its Consolidated Total Funded Debt as at such Fiscal Quarter end, to (b) its Consolidated EBITDA for the four-Fiscal Quarter period ended on such Fiscal Quarter end, to exceed 3.00 to 1.0 at such Fiscal Quarter end.

                 2.10 MINIMUM CONSOLIDATED NET WORTH. Section 6.14 is deleted and the following is substituted:

                 6.14 Minimum Consolidated Net Worth. Wolverine Tube will not permit its Consolidated Net Worth, as of each Fiscal Year end of Wolverine Tube after Fiscal Year ended December 31, 1995, to be less than One Hundred Thirty-Five Million U.S. Dollars ($135,000,000) plus the sum of (A) 50% of Wolverine Tube's Consolidated Net Income for its Fiscal Year then ended, and (B) all proceeds (net of underwriters' discount and other customary and usual closing costs) realized by either Borrower from the private placement and/or public offering of any shares of its stock during Wolverine Tube's Fiscal Year then ended. For purposes of this Section 6.14, any net losses hereafter incurred by the Borrowers will not reduce the amount of the minimum Consolidated Net Worth required to be maintained by Wolverine Tube pursuant to this
      Section 6.14.

                 2.11 SCHEDULES. Schedule 2.1 is deleted and Schedule 2.1 as attached to this Amendment is substituted.

                 2.12 SUBSIDIARIES. Section 4.2 is deleted and the following is substituted:

                 4.2 Subsidiaries. Wolverine Canada, STPC Holding, Inc., Small Tube Manufacturing Corporation and the NRO, and any other nonresident owned investment corporations incorporated from time to time under the laws of the Province of Ontario as contemplated by Section 6.6(iv) hereof, are wholly-owned subsidiaries of Wolverine Tube and, together with Wolverine Tube International Ltd., a corporation formed and existing under the laws of Bermuda, are the only Subsidiaries of Wolverine Tube. Wolverine Canada has no Subsidiaries.

                 2.13  ENVIRONMENTAL REPRESENTATION.  Paragraph C of Section
4.21 is deleted and the following is substituted:

                 C. Each Borrower represents and warrants that, except as otherwise disclosed in writing to the Banks or in reports filed by the Borrowers with the Securities and Exchange Commission and furnished by the Borrowers to the Banks prior to the date of this Loan Agreement, it is not a party to any litigation or administrative proceeding, nor so far as is known by such Borrower is any litigation or administrative proceeding threatened against such Borrower, which, in either case, if adversely determined, would have a Material Adverse Effect and which, in either case, asserts or alleges that (i) such Borrower has violated any Environmental Law, (ii) such Borrower is required to clean up or take other response action due to the release or threatened release or transportation of any Hazardous Substance, or (iii) such Borrower is required to pay all or a portion of the cost of any past, present or future cleanup or other response action which arises out of or is related to the release or threatened release or transportation of any Hazardous Substance.


                 SECTION 3.  EFFECTIVE DATE; NEW NOTES.   On April 26, 1996 or
such later date as shall have been agreed to by the Agent (the "EFFECTIVE DATE"), the Borrower shall execute and deliver to the Agent new notes (the "NEW NOTES") payable to Banks, in the form provided by Exhibit A to the Loan Agreement, as amended hereby, with the blanks appropriately filled in replacement of the Revolving Notes presently outstanding (the "EXISTING NOTES"). For all purposes of the Loan Instruments the New Notes shall be deemed to be the Revolving Notes under the Loan Instruments. Interest accrued and unpaid on the Existing Notes shall continue to be owed under the New Notes.

                 SECTION 4. REPRESENTATIONS AND WARRANTIES. The Borrowers represent and warrant to the Banks and the Agent as follows:

                 4.1 AUTHORIZATION; COMPLIANCE WITH OTHER INSTRUMENTS, ETC. The execution, delivery and performance of this Amendment and the New Notes (as defined above) to which each Borrower is a party have been duly authorized by all necessary corporate action on the part of each Borrower, will not result in any violation of or be in conflict with or constitute a default under the Articles of Incorporation or By-Laws of either Borrower or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to either Borrower, or result in the creation of any Lien upon any of the properties or assets of either Borrower.

                 4.2 ENFORCEABILITY. This Amendment, the New Notes and the Loan Instruments, as amended hereby, to which each Borrower is a party constitute the valid and binding obligations of each Borrower, legally enforceable against such Borrower in accordance with its terms, except to the extent the enforceability of this Amendment, the New Notes and the Loan Instruments, as amended hereby, are subject to the effect of applicable laws affecting the rights of creditors generally and equitable principles.

                 4.3 GOVERNMENTAL CONSENTS. To the best knowledge of each Borrower, neither Borrower is required to obtain any order, consent, approval or authorization of, or is required to make any declaration or filing with, any governmental authority in connection with the execution and delivery of this Amendment or the New Notes or the negotiation, offer, issue, sale and delivery of the New Notes, as applicable, or in connection with the performance of the Loan Instruments, as amended hereby.

                 4.4 REPRESENTATIONS AND WARRANTIES UNDER THE LOAN AGREEMENT. The Borrowers hereby restate, as of the date hereof, the representations and warranties contained in Section 4 of the Loan Agreement, as amended hereby.

                 4.5 EVENTS OF DEFAULT. No Event of Default and no Potential Event of Default has occurred and is continuing or exists under the Loan Agreement, as amended hereby.

                 For purposes of Section 7(e) of the Loan Agreement, the foregoing representations and warranties shall be deemed to have been made in connection with the Loan Agreement.

                 SECTION 5. CONDITIONS. The effectiveness of Section 2 is subject to the satisfaction of the following conditions:

                 5.1 NEW NOTES. The Agent shall have received on behalf of the Banks the New Notes, duly executed and delivered by Wolverine Tube.

                 5.2 ARTICLES OF INCORPORATION AND BY-LAWS OF WOLVERINE TUBE. The Agent shall have received a copy of the Articles of Incorporation of Wolverine Tube, certified to be true, accurate and complete by the Secretary of State of Delaware, together with a copy of the By-Laws of Wolverine Tube, certified to be true, accurate and complete by the Secretary of Wolverine Tube.

                 5.3 ARTICLES AND BY-LAWS OF WOLVERINE CANADA. The Agent shall have received a copy of the Articles of Wolverine Canada, certified to be true, accurate and complete by the Secretary of Wolverine Canada, together with a copy of the By-Laws of Wolverine Canada, certified to be true, accurate and complete by the Secretary of Wolverine Canada.

                 5.4 RESOLUTIONS. The Agent shall have received resolutions of the Board of Directors of each Borrower, authorizing such Borrower to execute and deliver, and to consummate the transactions contemplated by, this Amendment, in form and substance satisfactory to the Agent, and certified to be true, accurate and complete by the Secretary of such Borrower.

                 5.5 CERTIFICATE OF INCUMBENCY. The Agent shall have received a Certificate of Incumbency signed by the Secretary of each Borrower, certifying the names and the true signatures of the officers of such Borrower authorized to execute and deliver this Amendment and the New Notes on behalf of such Borrower.

                 5.6 CONSENTS AND ACKNOWLEDGMENTS. The Agent shall have received the Consents and Acknowledgments attached to this Amendment shall have been executed and delivered by each of the guarantors set forth thereon.

                 5.7 OTHER DOCUMENTS. The Agent shall have received such other documents, agreements and instruments as the Banks may reasonably request.


                 SECTION 5. MISCELLANEOUS. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument. Except to the extent expressly amended or modified hereby, the provisions of the Loan Instruments shall remain in full force and effect.

                 IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to Loan Agreement to be duly executed as of the day and year first above written.


                                       WOLVERINE TUBE, INC.


                                       By: /s/ James E. Deason
                                           -------------------------------------
                                       Title: Executive Vice President, Finance
                                              ----------------------------------
                                              and Administration Secretary and
                                              ----------------------------------
                                              Treasurer
                                              ----------------------------------


                                      WOLVERINE TUBE (CANADA) INC.


                                       By: /s/ Richard B. Hare
                                           -------------------------------------
                                       Title: Assistant Treasurer
                                              ----------------------------------



                                       MELLON BANK, N. A., individually
                                            and as Agent


                                       By: /s/ Dwayne R. Finney
                                           -------------------------------------
                                       Title: Assistant Vice President
                                              ----------------------------------



                                       PNC BANK, KENTUCKY, INC.


                                       By: /s/ Ben Willingham
                                           -------------------------------------
                                       Title: Vice President
                                              ----------------------------------


                                       BANK OF AMERICA NATIONAL TRUST
                                            AND SAVINGS ASSOCIATION


                                       By: /s/ Michael J. McKenney
                                           -------------------------------------
                                       Title: Vice President
                                              ----------------------------------



                                       THE BANK OF NOVA SCOTIA


                                       By: /s/ Dan Brown
                                           -------------------------------------
                                       Title: Relationship Manager
                                              ----------------------------------

                                                                    SCHEDULE 2.1



                                       Amount         Pro Rata Share of
                                     of Revolving    Aggregate Revolving
Name of Bank                        Loan Commitment    Loan Commitments
- - ------------                        ---------------    ----------------

1.  Mellon Bank, N. A.                $24,375,000            32.5%

2.  PNC Bank, Kentucky, Inc.          $16,875,000            22.5%

3.  Bank of America National          $16,875,000            22.5%
     Trust and Savings
     Association

4.  The Bank of Nova Scotia           $16,875,000            22.5%

    TOTAL                             $75,000,000           100.0%
